Exhibit 99.3

CONSENT OF DIRECTOR-NOMINEE

This Consent of Director-Nominee (this “Consent”) is delivered in connection with the registration statement on Form S-4 of First Community Corporation (as it may be amended from time to time, the “Registration Statement”), to be filed with the U.S. Securities and Exchange Commission, for the registration under the Securities Act of 1933, as amended, of the shares of First Community Corporation common stock issuable in connection with the merger of Signature Bank of Georgia with and into First Community Bank, the wholly owned banking subsidiary of First Community Corporation.

The undersigned hereby consents to (a) the references to the undersigned in the Registration Statement and the related joint proxy statement/prospectus as being designated to serve as a director of First Community Corporation effective immediately following the completion of the merger contemplated by the Registration Statement and such joint proxy statement/prospectus and (b) the filing of this Consent as an exhibit to the Registration Statement.

August 28, 2025	/s/ Freddie Deutsch
Freddie Deutsch